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                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                         DUTY FREE INTERNATIONAL, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Duty Free
International, Inc., a Maryland corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach IBJ
Schroder Bank & Trust Company (the "Depositary") prior to the Expiration Date
(as defined in the Offer to Purchase dated July 9, 1997 (the "Offer to
Purchase")), or the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                       IBJ SCHRODER BANK & TRUST COMPANY

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
                                                                 BY HAND OR BY OVERNIGHT
          BY MAIL:              BY FACSIMILE TRANSMISSION:              COURIER:
  IBJ Schroder Bank & Trust           (212) 858-2611            IBJ Schroder Bank & Trust
           Company                                                       Company
         P.O. Box 84                                                One State Street
    Bowling Green Station                                       New York, New York 10004
New York, New York 10274-0084                                  Attn: Securities Processing
    Attn: Reorganization                                      Window, Subcellar One, (SC-1)
    Operations Department

                                   TO CONFIRM FACSIMILE
                                    TRANSMISSION CALL:
                                      (212) 858-2103

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY OR ONE SUBSTANTIALLY EQUIVALENT HERETO, PROPERLY COMPLETED AND DULY EXECUTED, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.
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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to W&G Acquisition Corporation, a Maryland corporation, (the "Purchaser") and a wholly owned subsidiary of BAA plc, a corporation organized under the laws of England (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 9, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
Shares__________________________________________________________________________

Certificate No(s). (if available): _____________________________________________

________________________________________________________________________________
________________________________________________________________________________
If Share(s) will be tendered by book-entry transfer, check ONE box.
/ / The Depository Trust Company

/ / Philadelphia Depository Trust Company

Account Number: ________________________________________________________________

Date: __________________________________________________________________________

Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Address(es): ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

________________________________________________________________________________

Signature(s): __________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), and any other required documents or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange Inc. trading days after the date hereof.

________________________________________________________________________________
                                  Name of Firm

________________________________________________________________________________

                                    Address

________________________________________________________________________________

Area Code and Tele. Number: ____________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Title: _________________________________________________________________________

Name: __________________________________________________________________________

________________________________________________________________________________

                             (Please type or print)

Date: __________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED